Exhibit 99(b)



                       CRESTAR FINANCIAL CORPORATION
                           TIDEMARK BANCORP, INC.

                            CASH OPTION ELECTION
                                    AND
                           LETTER OF TRANSMITTAL

     IMPORTANT: TO BE EFFECTIVE, THIS ELECTION FORM AND LETTER OF TRANSMITTAL MUST BE RECEIVED BY TIDEMARK NO LATER THAN 4:00 P.M. ON _____________, 199_ (THE "ELECTION DEADLINE"), TOGETHER WITH CERTIFICATE(S) REPRESENTING SHARES OF TIDEMARK COMMON STOCK TO WHICH THIS CASH OPTION ELECTION AND LETTER OF TRANSMITTAL RELATES.

To TideMark Bancorp, Inc.
301 Hiden Boulevard
Newport News, Virginia  23606

Gentlemen:

     On January 26, 1995 at the 1994 Annual Meeting of shareholders of TideMark Bancorp, Inc. ("TideMark"), shareholders will consider an Agreement and Plan of Reorganization (the "Agreement") dated as of October 31, 1994 among Crestar Financial Corporation ("Crestar"), Crestar Bank, TideMark and TideMark Bank ("TideMark Bank"). The Agreement provides for the merger of TideMark into Crestar (the "Holding Company Merger") and the Merger of TideMark Bank into Crestar Bank (the "Bank Merger") with the conversion of TideMark Common Stock into Crestar common stock or, at the election of the TideMark shareholder, cash. TideMark Common Stock is being valued at $5.50 per share in the Holding Company Merger.

     The Agreement requires TideMark shareholders who elect to exchange some or all of their shares of TideMark Common Stock in the Holding Company Merger for cash to make such election prior to the 1994 Annual Meeting of Stockholders of TideMark called to consider and vote upon the Agreement (the "Annual
Meeting").   Certificates for the  shares being exchanged  for cash must be
submitted to TideMark  at or prior to such meeting.   Such certificates are
enclosed with this letter. Failure to return this Cash Option Election Form by the Election Deadline will result in the conversion of all shares of TideMark Common Stock being converted into Crestar common stock.

     I elect to exchange the number of shares of TideMark Common Stock designated below for $5.50 cash per share (subject to all applicable withholding taxes). I enclose the certificates for such shares.

     I understand that the total number of shares of TideMark common stock that may be exchanged for cash is subject to proration as described in "The Holding Company Merger -- Cash Election; Election Procedures" in the Proxy Statement/Prospectus dated _____________, 1994. TideMark shares not eligible to be exchanged for cash will be exchanged for Crestar common stock.

     I understand that if the Holding Company Merger is approved by TideMark shareholders at the Annual Meeting, this election to receive cash is irrevocable. TideMark will retain the certificates for shares submitted for cash purchase in escrow until either termination of the Agreement, upon which TideMark promptly will return such certificates, or the Effective Time of the Holding Company Merger, when Crestar Bank, as exchange agent (the "Exchange Agent"), will exchange such certificates for cash.

Description of Shares of TideMark Common Stock Submitted for Cash

 Name and Address of Registered Holder(s)        Certificate(s) Enclosed
       (Kindly note address changes)            (Attach list if necessary)

                                                                  Nos. of
                                                Certificate #     Shares




     I (We) have, and at the Effective Time of the Holding Company Merger will have, full power and authority to sell the shares represented by the certificate(s) submitted. I (We) certify that the information provided on this form is true, and that when such shares are accepted for exchange by Crestar, Crestar will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, changes and not subject to any adverse claim. I (we) am not subject to backup withholding due to notified payee underreporting. It is understood that this Election is subject to the terms, conditions and limitations set forth in the Agreement, the Proxy Statement/Prospectus and this Cash Option Election and Letter of Transmittal. Holders of TideMark Common Stock should consult their own advisors as to the tax consequences of making this cash election. The undersigned, upon request, will execute and deliver any additional documents necessary or desirable to complete the exchange of shares under the Agreement. The undersigned hereby constitutes and appoints the Exchange Agent as his, her or its true and lawful agent and attorney-in-fact to effect such surrender of the shares and, if necessary under the Agreement, to transfer the shares on the books of TideMark. The undersigned represents that he, she or it has read and agreed to all of the terms and conditions set forth herein and in the Proxy State-ment/Prospectus. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of the undersigned, and each of them, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. In no event will TideMark, the Exchange Agent or Crestar be liable to a holder of shares of TideMark Common Stock for any Crestar common stock or dividends thereon or cash delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

                              Sign Here:               Date Here:

Please insert your Social   ____________________       __________, 1994
Security or other tax
identifying number below    ____________________
_____-_____-________         (Signature(s) of
                             Registered Owner(s))

                              Please sign exactly as
                              name appears
                              on stock
                              certificate(s).
                              See Instruction 2.

Special Instructions

Fill in only if MAILING is to be made other than in the name or to the address specified above.

               Special Mailing Instructions

                       Mail To:

             _______________________________
                   (Type or print)

             Name __________________________
             _______________________________

             Address _______________________
                    (Number)     (Street)
             _______________________________
             (City)            (State)  (Zip)


Fill in only if PAYMENT is to be made other than in the name(s) specified above.


             Special Payment Instructions

                  Issue Check To:

             Name __________________________
             Address _______________________

             _______________________________

             Social Security or Taxpayer
             Identification Number ________

             _______________________________



                         IMPORTANT TAX INFORMATION

PURPOSE OF FORM

     Use this form to report the Taxpayer Identification Number of the record owner of the account to the payer.

     Under Federal income tax laws, payers (i.e., Crestar) must generally withhold 20% of taxable interest, dividend, and certain other payments if you fail to furnish payers with the correct Taxpayer Identification Number (this is referred to as backup withholding).

     To prevent backup withholding on these payments, be sure to notify the payer of the correct Taxpayer Identification Number. You must use this form to certify that the Taxpayer Identification Number you are giving to the payer is correct and that you are not subject to backup withholding.

WHAT NUMBER TO GIVE THE PAYER

     Give the payer the Social Security number or employer identification number of the record owner of the account. If the account belongs to you as an individual, give your Social Security number. If the account is in more than one name or is not in the name of the actual owner, give the Social Security number as follows:

     Type of Account                        Social Security Number of:

- -  Two or more individuals              The actual owner of the account,
   including husband and wife           or if combined funds, any one
   (joint account)                      of the individuals

- -  Custodian account of minor           The minor
   (Uniform Gift to Minors Act)

- -  Adult and minor (joint account)      The adult, or if the minor is the
                                         only contributor, the minor

- -  Account in the name of a guardian    The ward, minor or incompetent person
   or committee for a designated
   ward, minor, or incompetent

 SUBSTITUTE FORM W-9

      Under penalties of perjury, I certify (i) that the number shown below is my correct Taxpayer Identification Number and (ii) that I am not subject to backup withholding because: (a) I am exempt from backup withholding, or
 (b) I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholding. (Note: You must strike out item (ii) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because of underreporting interest or dividends on your tax returns.)

 Tax Identification or                     (X)________________________
 Social Security Number:                       Signature

                                            Date:______________, 1994



Instructions for  Submitting Certificates of TideMark  Bancorp, Inc. Common
Stock

1.   General.   This  form  must  be  filled  in,  dated  and  signed,  and accompanied by your certificate or certificates for shares of TideMark Common Stock prior to the Election Deadline. Delivery should be made to TideMark at the address shown on the reverse. Proper delivery is at risk
of the owner.   If sent by  mail, registered mail  is suggested.  Mail or
deliver to: TideMark Bancorp, Inc., 301 Hiden Boulevard, Newport News, Virginia 23606.

2. Signatures. The signature (or signatures in the case of certificates owned by two or more joint holders) on the Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificates.

If  the certificate(s) transmitted hereby is registered  in the name of two
or  more  joint  holders,  all  such   holders  must  sign  the  Letter  of
Transmittal.

If surrendered certificates are registered in different ways on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such certificates.

If the Letter of Transmittal is signed by a person other than the record holder of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed by the record holder(s) in the name(s) that appears on the certificate(s) and the signature(s) must be guaranteed by a member of a national securities exchange or of the National Association of Securities Dealers, Inc., or a United States commercial bank or trust company.

3. Fiduciaries and Representatives. If a Letter of Transmittal, an endorsement or a certificate or a stock power is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person in any representative or fiduciary capacity, the person signing, unless such person is the record holder of the shares, must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with the Letter of Transmittal.

     The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered national securities exchange or of the National Association of Securities Dealers or is a commercial bank or trust company in the United States.

4.   Time in Which  to Submit  Certificates.   Certificate(s) for  TideMark
common stock must be submitted prior to TideMark's annual meeting of shareholders on January 26, 1995 at 10:00 a.m. See "The Holding Company

Merger   --   Cash   Election;    Election   Procedures"   in   the   Proxy
Statement/Prospectus.

5. Special Payment Required. If a request is made that the check be made payable to other than the person or entity whose name is specified above, the person requesting the issuance of such check must first remit to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

6. Lost Certificates. If any certificate representing shares of TideMark Common Stock has been lost, stolen or destroyed, the stockholder should immediately contact TideMark at the telephone number set forth below. This Cash Option Election cannot be processed until such certificates have been replaced.

7. Determination of Questions. All questions with respect to this Cash Option Election and Letter of Transmittal will be determined by the Exchange Agent, whose determination shall be conclusive and binding. The Exchange Agent shall have the exclusive right to reject any and all Cash Option Elections and Letters of Transmittal not in proper form or to waive any irregularities in any such Form, although it does not represent that it will do so.

All questions concerning the validity of this form will be determined by TideMark and/or Crestar Bank and will be final and binding.

Questions and Requests for Assistance may be Directed to TideMark at (804) 559-1400.